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EXHIBIT 10.10

                         COLLATERAL REPURCHASE AGREEMENT


         THIS COLLATERAL REPURCHASE AGREEMENT (the "Agreement") is made and entered into this 30th day of January, 1998 by and among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation, with its principal office and place of business at 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina, 27103 ("Krispy Kreme"), MACKK, L.L.C., an Alabama limited liability company (the "Borrower") and BRANCH BANKING AND TRUST (the "Bank").

                                R E C I T A L S :

               1. The Borrower has requested a loan from the Bank to finance the purchase of certain land, buildings, equipment, signage, furniture and fixtures from Krispy Kreme.

               2. The Bank has agreed to lend to Borrower One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in the form of an Acquisition and Term Loan and up to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the form of a Line of Credit secured in part by a security interest in the Equipment (as defined below) (the "Bank Loans") as evidenced by the Notes (as defined below); and

               3. Therefore, the parties desire to enter into this Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and in further consideration of one Dollar ($1.00) and other valuable consideration paid by each party hereto to each other party, the receipt and adequacy of which is acknowledged by each party hereto, the parties hereto do agree as follows:

               1. Copies of the Notes are attached hereto as EXHIBIT A and incorporated herein by reference (the "Notes")

               2. Bank shall provide Krispy Kreme with a copy of any notice to Borrower declaring a default under either of the Notes and demanding payment in full and a copy of any notice to Borrower after which Bank will exercise its remedies under either of the Notes. Such copies shall be sent to Krispy Kreme within three (3) business days of the sending of the same to Borrower.

               3. In the event of a default under either of the Notes, as long as Bank has fully complied with the terms of this Agreement, Bank shall have the right, but not the obligation, to demand by notice to Krispy Kreme (the "Notification") that Krispy Kreme repurchase the Equipment at a price equal to the lesser of (i) Three Hundred Twenty Five Thousand and no/100 Dollars ($325,000.00) or (ii) the unpaid balance of the applicable portion of the Bank Loans as of the date of the Notification (the "Unpaid Balance").


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         Such lesser amount is sometimes herein referred to as the "Purchase
         Price". The parties acknowledge that the Bank Loans are for Borrower's entire project for the acquisition of three (3) Krispy Kreme Doughnut Shops and includes, but is not limited to, the purchase of the Equipment. Consequently, the unpaid balance of the Bank Loans will be multiplied by a fraction, the numerator of which is $325,000.00 and the denominator of which is the amount of the Bank Loans ($1,750,000.00), to determine the "Unpaid Balance" as such term is used in this Agreement. For example, if the outstanding balance of the Bank Loans is $1,635,000.00 at the time of the Notification, then the Unpaid Balance, for purposes of this Agreement, shall be equal to $303,642.71. The parties agree that the calculations set forth in this Paragraph 3 are done for the sole reason of determining Krispy Kreme's financial obligations to the Bank with respect to the matters set forth herein.

               4. The parties acknowledge and agree that any default by Borrower under either of the Notes or any other documents related to the Bank Loans, whether or not waived by the Bank, shall, at the option of Krispy Kreme, constitute a default under the Associate's License Agreement and under any and all other agreements between Borrower and Krispy Kreme.

               5. The liability of Krispy Kreme hereunder shall be subject to, and conditioned upon, full and complete compliance by Bank with the following:

                     (a) Bank shall obtain and perfect a first priority security interest in the Equipment (the "Security Interest") and shall continuously maintain such perfected Security Interest from the moment Borrower acquires any interest in the Equipment. All filings and indicia of such Security Interest shall state that they are subject to the terms of this Agreement.

                     (b) [This Section intentionally left blank.]

                     (c) [This Section intentionally left blank.]

                     (d) Any transfer of the Security Interest or any interest
               therein to any other party shall provide that it is subject to the terms of this Agreement and the transferee thereof shall enter into an agreement with Krispy Kreme agreeing to abide by the terms hereof.

                     (e) Bank shall not release the Security Interest in the
               Equipment nor shall Bank take any action, or fail to take any action, which action or failure to act will compromise or diminish the Security Interest in any way. Provided, however, Bank may release the Security Interest in portions of the Equipment if Bank, at Bank's election, either (i) fully releases Krispy Kreme from liability under this Agreement or (ii) determines that Borrower reasonably desires to replace the Equipment with new or different equipment (the "New Equipment") of value and function comparable to that in which the Security Interest is to be released and ensures that


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                  the New Equipment is obtained by Borrower prior to such
                  release and that the Security Interest applies to such New Equipment as a first priority Security Interest. Upon such replacement, the New Equipment shall be deemed to be "Equipment" under this Agreement. Bank shall provide notice to Krispy Kreme of any such release and shall provide Krispy Kreme with a list of the New Equipment and evidence that the Security Interest applies thereto.

               6. Upon election by Bank to require repurchase of the Equipment by Krispy Kreme hereunder, Bank shall assign and transfer the Security Interest together with an interest in the Notes equal to the Purchase Price to Krispy Kreme or such entity as Krispy Kreme may designate in writing, and shall authorize foreclosure by Krispy Kreme or such entity of the Security Interest in the Equipment. Borrower shall transfer all of its right, title and interest in the Equipment to Krispy Kreme at the same time. The Security Interest is agreed by the parties to also secure all of Borrower's obligations under this Agreement and Borrower hereby grants to Bank and to Krispy Kreme a security interest (which is agreed to be a part of the Security Interest) in the Equipment to secure Borrower's obligations under this Agreement. In no event shall the Security Interest be permitted to merge with ownership of the Equipment.

               7. Except as permitted under subparagraph 5(e) hereof, Borrower shall not sell or transfer, and Bank shall not consent to the sale or transfer, whether by gift or with or without consideration, of all or any part of the Equipment. Bank shall not sell or transfer the Equipment or any portion thereof through exercise of its rights under the Bank Loan and any documents executed in connection therewith, or otherwise, without first giving Krispy Kreme the option to purchase the Equipment in an amount equal to the Purchase Price. Bank shall provide notice to Krispy Kreme of its proposed transfer and thirty (30) days in which to exercise its right to purchase said Equipment. At the time Krispy Kreme purchases the Equipment, Bank shall also transfer the Security Interest as provided under Paragraph 6 above. In no event shall the Security Interest be permitted to merge with ownership of the Equipment.

               8. As used herein, the term Equipment shall mean all furniture, fixtures, equipment, doughnut making equipment and signage purchased by Borrower and reasonably necessary for the operation of the Krispy Kreme Doughnut Shops located at 1354 Government Street or 3950-A Airport Boulevard or 3951 Government Boulevard, Mobile, Alabama, and as to which the Security Interest is effective. Krispy Kreme must approve the purchase of each item of Equipment.

               9. Borrower consents and agrees to the terms of this Agreement and agrees to transfer the Equipment to Krispy Kreme immediately and at the same time as Krispy Kreme makes a payment of the Purchase Price to Bank or at the time Krispy Kreme elects to purchase the Equipment under Paragraph 7 hereof or as otherwise provided herein. Any such transfer shall be free and clear of all liens, claims or interests other than the Security Interest. In no event shall the Security Interest be permitted to merge with ownership of the Equipment.


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               10. A partial list of the Equipment is attached as EXHIBIT B hereto and incorporated herein by reference. The parties agree to amend such list as each item of Equipment is purchased, upon the completion of the purchase of the Equipment, and again upon the purchase of any New Equipment. No New Equipment shall be considered a part of the Equipment until added to this EXHIBIT B.

               11. All notices required or desired to be sent hereunder shall be sent by certified mail, return receipt requested, postage prepaid, or by a recognized overnight courier such as Airborne Express, FedEx, etc. and shall be effective on receipt. Any party may change the address for notices to it by notice sent in accordance herewith. Notices shall be sent the parties hereto at their respective addresses set forth below (or as such address may be changed as permitted herein):

                     IF TO KRISPY KREME:    Krispy Kreme Doughnut Corporation
                           By Mail:         P.O. Box 83
                                            Winston-Salem, NC 27102-0083
                                            Attention: Stephen A. Johnson
                           By Overnight:    370 Knollwood Street
                                            Suite 500
                                            Winston-Salem, NC 27103
                                            Attention: Stephen A. Johnson

                     IF TO BORROWER:        MACKK, L.L.C.
                                            709 Chippenham Court
                                            Winston-Salem, NC 27104

                     IF TO BANK:            BB&T
                                            110 S. Stratford Road
                                            Winston-Salem, NC 27104
                                            Attention: Steve Bullard

               12. No failure of Bank to provide Krispy Kreme with a copy of any notice sent to Borrower shall relieve Krispy Kreme of its liability hereunder.

               13. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and to the successors and assigns of Bank and Krispy Kreme. Borrower shall not have any right to assign this Agreement or any interest herein without the prior written consent of Bank and Krispy Kreme. Bank and Krispy Kreme shall each provide the other with a copy of any assignment of this Agreement. Any such assignment by Bank may be whole or partial, shall only be to a holder of an interest in the Notes, and shall contain an agreement by the assignee to abide by the terms hereof. No assignment hereof by Krispy Kreme shall relieve it of its obligations hereunder without Bank's consent to such release.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

                                       KRISPY KREME DOUGHNUT CORPORATION


                                       BY: /s/ Randy S. Casstevens
                                           -------------------------------------
                                           RANDY S. CASSTEVENS, VICE PRESIDENT


                                       BORROWER:

                                       MACKK, L.L.C.

                                       BY: /s/ J.A. McAleer
                                           -------------------------------------
                                           J.A. MCALEER, JR., MANAGER


                                       BANK:

                                       BRANCH BANKING AND TRUST

                                       BY: /s/ Steven G. Bullard
                                           -------------------------------------
                                       PRINTED NAME: Steven G. Bullard
                                                     ---------------------------
                                       PRINTED TITLE: Vice President
                                                      --------------------------